UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            December 7, 2004

StockerYale, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-27372	04-2114473
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

32 Hampshire Road Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

(603) 893-8778

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

StockerYale, Inc. is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K dated December 7, 2004, as filed with the SEC on December 13, 2004 (the “Current Report”), for the purpose of amending Items 1.01, 3.02 and 9.01 thereof. Items 1.01 and 3.02 of the Current Report are hereby amended and restated in their entirety as follows:

Item 1.01. Entry into a Material Definitive Agreement

On December 7, 2004 and December 8, 2004, pursuant to the terms of a Securities Purchase Agreement (the “Securities Purchase Agreement’), StockerYale, Inc. (the “Company”) issued secured convertible notes (the “Notes”), in the aggregate principal amount of $1.0 million to two existing institutional investors (the “Note Financing”). The Notes are due on December 7, 2007 and December 8, 2007, respectively. The Company must make monthly payments of principal and interest on the Notes beginning one-hundred twenty days after the date of issuance. The outstanding principal on the Notes accrues interest at an annual rate of 2% above the prime rate, subject to a minimum annual interest rate of 6% (subject to certain adjustments). Subject to certain limitations on the number of shares issuable to the holder, at the election of the holder, the Notes may be converted into shares of Common Stock of the Company at any time, at a conversion rate of $1.10 per share. The Company may elect to prepay the Notes provided that (i) if such prepayment occurs during the first year of the date of issuance, the Company shall pay a 15% prepayment penalty, (ii) if such prepayment occurs during the second year of the date of issuance, the Company shall pay a 10% prepayment penalty, and (iii) if such prepayment occurs during the third year of the date of issuance, the Company shall pay a 5% prepayment penalty. Subject to certain conditions, the Company may elect to repay the Notes in shares of Common Stock at a conversion price of $1.10 per share. The investors also received warrants (the “Note Financing Warrants”) to purchase up to an aggregate of 190,000 shares of Common Stock. The per share price of 100,000 shares subject to the Note Financing Warrants is $1.38, the per share price of 66,000 shares subject to the Note Financing Warrants is $1.60 and the per share price of 24,000 shares subject to the Note Financing Warrants is $1.71. The Note Financing Warrants expire no later than the seventh anniversary of the date of issuance.

On December 8, 2004 through December 13, 2004, pursuant to the terms of a Securities Purchase Agreement (the “Common Stock Purchase Agreement”), the Company sold to investors an aggregate of 2,919,650 shares of Common Stock at a per share purchase price of $1.10 (with the exceptions noted below), for an aggregate purchase price of approximately $3.2 million (the “Common Stock Financing”, together with the Note Financing, the “Financings”). The investors also received warrants (the “Common Stock Financing Warrants”, together with the Note Financing Warrants, the “Warrants”) to purchase up to an aggregate of 729,913 shares of the Company’s Common Stock. The Warrants are exercisable at a per share price of $1.38 and expire no later than the fifth anniversary of the issue date. Mark Blodgett, the Chief Executive Officer, President and Chairman of the Board of the Company, Raymond Oglethorpe, a Director of the Company, and Ricardo Diaz, the Chief Operating Officer of the Company, each purchased shares of Common Stock at a per share purchase price of $1.30 in the Common Stock Financing.

The Company is required to register for resale under the Securities Act of 1933, as amended, the shares of Common Stock into which the Notes are convertible, the shares of Common Stock sold in the Common Stock Financing and the shares of Common Stock issuable upon exercise of the Warrants. The Company intends to use the proceeds from the Financings for working capital and general corporate purposes.

The foregoing descriptions of the Securities Purchase Agreement, the Common Stock Purchase Agreement, the Notes and the Warrants, and the transactions contemplated therein and thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements and instruments, which are filed as exhibits to the Current Report or this Form 8-K and are incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities

Item 1.01 is hereby incorporated by reference into this item.

The shares of Common Stock issued and sold in the Common Stock Financing, the Notes and the Warrants were issued and sold in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of

Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance and sale of such securities in the Financings.

Item 9.01. Financial Statements and Exhibits

(c) The exhibits listed in the Exhibit Index immediately preceding such exhibit are filed with, or incorporated by reference into, this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StockerYale, Inc.

Date: January 14, 2005	By:	/S/ RICHARD P. LINDSAY
Richard P. Lindsay Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement is incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated December 7, 2004 (File No. 000-27372).

10.2	Form of Registration Rights Agreement is incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated December 7, 2004 (File No. 000-27372).

10.3	Form of Mortgage is incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated December 7, 2004 (File No. 000-27372).

10.4	Form of Secured Convertible Note is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K dated December 7, 2004 (File No. 000-27372).

10.5	Form of Common Stock Purchase Warrant is incorporated herein by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K dated December 7, 2004 (File No. 000-27372).

10.6	Securities Purchase Agreement is incorporated herein by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K dated December 7, 2004 (File No. 000-27372).

10.7	Form of Warrant to Purchase Common Stock.